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                                                                    Exhibit 6(d)

                    ADDENDUM NO. 3 TO DISTRIBUTION AGREEMENT
                    ----------------------------------------


          This Addendum, dated as of the _____ day of __________, 199_, is entered into between PEGASUS FUNDS (the "Trust"), a Massachusetts business trust, and BISYS FUND SERVICES LIMITED PARTNERSHIP, d/b/a/ BISYS FUND SERVICES ("BISYS").

          WHEREAS, BISYS and the Trust have entered into the Distribution Agreement dated June 11, 1996 and Addenda Nos. 1 and 2 (the "Distribution Agreement"), with respect to shares of beneficial interest in the Trust's Money Market, Treasury Money Market, Municipal Money Market, Michigan Municipal Money Market, Cash Management, U.S. Government Securities Cash Management, Treasury Cash Management, Treasury Prime Cash Management, Municipal Cash Management, Growth, International Equity, Equity Index, Growth and Value, Intrinsic Value, Mid-Cap Opportunity, Equity Income, Small-Cap Opportunity, Bond, Short Bond, High Yield Bond, Michigan Municipal Bond, Intermediate Municipal Bond, Municipal Bond, Income, Intermediate Bond, International Bond, Managed Assets Balanced, Managed Assets Conservative and Managed Assets Growth Funds (each a "Series");

          WHEREAS, Section 1(d) of the Distribution Agreement provides that in the event the Trust establishes one or more additional portfolios with respect to which it desires to retain BISYS to act as the exclusive distributor and representative under the Distribution Agreement, the Trust shall so notify BISYS in writing and if BISYS is willing to render such services it shall notify the Trust in writing, subject to such approval as may be required pursuant to
Section 12 of the Distribution Agreement and any necessary regulatory and shareholder approvals, and the compensation to be paid to BISYS shall be that which is agreed to in writing by the Trust and BISYS;

          WHEREAS, pursuant to Section 1(d) of the Distribution Agreement, the Trust has notified BISYS that it has established the Short Municipal Bond and Market Expansion Index Funds and that it desires to retain BISYS to act as the exclusive distributor and representative therefor, and BISYS has notified the Trust that it is willing to serve as exclusive distributor and representative for such Funds.

          NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

          1. Appointment. The Trust hereby appoints BISYS to act as exclusive distributor and representative to the Trust for the Short Municipal Bond and Market Expansion Index Funds for the period and on the terms set forth in the Distribution Agreement.
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BISYS hereby accepts such appointment and agrees to render the services set forth in the Distribution Agreement.

          2. Capitalized Terms. From and after the date hereof, the term "Series" as used in the Distribution Agreement shall be deemed to include the Short Municipal Bond and Market Expansion Index Funds. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Distribution Agreement.

          3. Miscellaneous. Except to the extent supplemented hereby, the Distribution Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects as supplemented hereby.

          IN WITNESS WHEREOF, the undersigned have executed this Addendum as of the date and year first above written.


                                      PEGASUS FUNDS



                                      By:_______________________________
                                         D'Ray Moore
                                         Treasurer

                                      BISYS FUND SERVICES LIMITED PARTNERSHIP

                                      By:  BISYS FUND SERVICES, INC.,
                                            its general partner

                                           By:__________________________
                                              Name: J. David Huber
                                              Title: President